Exhibit 99.1

Flux Power Reports 2027 Fiscal First Quarter Financial Results

Vista, CA — November 3, 2026 — Flux Power Holdings, Inc. (NASDAQ: FLUX) (“Flux Power” or the “Company”), a leading developer of advanced lithium-ion energy storage solutions and fleet intelligence technology, today reported financial and operational results for the 2027 fiscal first quarter ended September 30, 2026.

2027 Fiscal First Quarter and Recent Business Highlights

●	Revenue for the 2027 fiscal first quarter was $6.8 million
●	Operating expenses for the 2027 fiscal first quarter decreased by 22% from the 2026 fiscal first quarter
●	Received an order from our largest material handling customer
●	Continued to expand reach in the new market vertical of Robotics with a global technology platform customer
●	Accelerated dealer engagement and momentum following achievement of Hyster-Yale certification last quarter
●	Announced three product innovations spanning battery safety with integrated gas detection, expanded material handing applications to additional truck models and equipment categories, and extended connected fleet intelligence with battery location and intelligent charging alerts
●	Guiding 2027 fiscal second quarter revenue to be in the range of $7 million to $8 million

CEO Commentary

“We continued to make meaningful progress across our key operational and sales initiatives, executing with discipline and positioning the Company for accelerated growth,” said Krishna Vanka, CEO of Flux Power. “I am proud that the team delivered on our $6.8 million revenue commitment this quarter, despite facing multiple headwinds across the business. I am also pleased to announce that our most significant customer who previously paused orders returned with a meaningful order through our OEM partner. This win along with a number of orders through our OEM partners for first-time Flux Power customers demonstrate the initial success of our OEM partnership strategy.”

To complement these efforts, we launched a go-to-market campaign targeting the 500 largest end-user accounts in North America. This campaign adds a direct, enterprise-level dialogue with the operators of the largest fleets. We are also converting early wins and securing follow-on orders in high-growth new verticals, such as Robotics, with our initial global technology platform customer. We are also leveraging our S-Series as an anchor product for white-label opportunities and advancing a more integrated supply-chain model that is designed to improve scale and gross margin potential.

“Taken together, these developments reflect a commercial strategy that we believe is beginning to compound. With a leaner cost structure and growing market demand for lithium-ion battery solutions, I believe we’re in a much stronger position to drive growth and move toward profitability in the coming quarters.”

2027 Fiscal First Quarter Financial Results

Revenue for the 2027 fiscal first fiscal quarter was $6.8 million, compared to $8.2 million in the prior quarter and $13.2 million in the same quarter a year ago. Gross profit for the fiscal first quarter of 2027 was $1.7 million, or 24.8% of revenue, compared to $2.3 million, or 27.4% of revenue, in the prior quarter and $3.8 million, or 28.6% of revenue, in same quarter a year ago.

Operating expenses for the 2027 fiscal first quarter were $4.6 million, compared to $4.4 million in the prior quarter and $5.9 million in the same quarter a year ago. The year-over-year decrease in operating expenses primarily reflects the benefit of previous actions to reduce headcount and streamline the operating model.

Operating loss for the 2027 fiscal first quarter was $3.0 million, compared to an operating loss of $2.1 million in the prior quarter and an operating loss of $2.2 million in the same quarter a year ago. Excluding costs associated with stock-based compensation, the 2027 fiscal first quarter non-GAAP operating loss was $2.8 million, compared to a non-GAAP operating loss of $1.9 million in the prior quarter and $2.0 million in the same quarter a year ago.

Net loss for the 2027 fiscal first quarter was $3.2 million, or ($0.15) per share, compared to a net loss of $2.3 million, or ($0.11) per share, in the prior quarter and a net loss of $2.6 million, or ($0.15) per share, in the same quarter a year ago. Excluding the above-referenced stock-based compensation costs, the 2027 fiscal first quarter non-GAAP net loss was $3.0 million, or ($0.14) per share, compared to a non-GAAP net loss of $2.1 million, or ($0.10) per share, in the prior quarter and a non-GAAP net loss of $2.4 million, or ($0.14) per share, in the same quarter a year ago.

Adjusted EBITDA for the 2027 fiscal first quarter was negative $2.6 million, compared to a negative $1.6 million in the prior quarter and a negative $1.7 million in the same quarter a year ago.

Balance Sheet

Cash as of September 30, 2026 was $0.4 million, compared to $0.3 million as of June 30, 2026. Flux Power is currently evaluating potential financing alternatives and strategic partnerships to ensure the Company has the financial flexibility necessary to continue executing on its operating strategy.

Conference Call

Flux Power will host a conference call on Tuesday, November 3, 2026, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its 2027 fiscal first quarter financial results. To access the call, please use the following information:

Date: Tuesday, November 3, 2026

Time: 1:30 p.m. Pacific Time | 4:30 p.m. Eastern Time

Toll-free dial-in number: 1-833-630-1956

International dial-in number: +1-412-317-1837

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the News & Events section of the Company’s Investor Relations website.

For those unable to participate during the live broadcast of the conference call, a telephone replay will be available approximately two hours after the conference call and accessible through November 10, 2026. The replay dial-in number is 1-855-669-9658, and the access code 3796341. International callers should dial +1-412-317-0088 and enter the same pass code. Additionally, a replay of the webcast will be available on Flux Power’s Investor Relations website for approximately 90 days.

Non-GAAP Financial Measures

Flux Power has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and also on a non-GAAP basis, including non-GAAP operating income (loss), non-GAAP net loss, non-GAAP net loss per share, and adjusted EBITDA.

Management believes that these non-GAAP financial measures, when viewed with Flux Power’s results under GAAP and the accompanying reconciliations, provide useful information about Flux Power’s period-over-period results. These non-GAAP financial measures are presented because management believes they provide additional information with respect to the performance of Flux Power’s fundamental business activities and adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Flux Power also relies on adjusted EBITDA as a primary measure to review and assess the operating performance of the Company and its management team.

These non-GAAP financial measures should not be considered in isolation from, or construed as a substitute for, financial measures determined in accordance with GAAP for the purpose of analyzing Flux Power’s operating performance or financial position. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release.

About Flux Power

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling and airport ground support equipment (GSE). Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements include, but are not limited to, statements regarding Flux Power’s expectations with respect to revenue growth, profitability and its addressable market, the potential benefits of Flux Power’s 2027 fiscal second quarter revenue guidance, expectations with respect to growth and profitability, and quotes from management. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Accordingly, forward-looking statements are not guarantees of future results. Some of the important factors that could cause Flux Power’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: Flux Power’s event of default under its agreement with Gibraltar Business Capital, LLC, its ability to comply with the terms of such agreement and its continued access to its credit facility thereunder; Flux Power’s ability to secure sufficient funding to support its current and proposed operations; Flux Power’s ability to continue as a going concern; Flux Power’s ability to meet projected revenue targets and generate sufficient cash from operations; Flux Power’s ability to regain compliance the continued listing standards of the Nasdaq Stock Market; the impact of tariffs on Flux Power’s ability to cost-effectively source battery packs and materials used in its products; Flux Power’s ability to obtain raw materials and other supplies for its products at existing or competitive prices and on a timely basis; Flux Power’s anticipated growth strategies and its ability to manage the expansion of its business operations effectively; Flux Power’s ability to maintain or increase its market share in the competitive markets in which it does business; Flux Power’s ability to grow its revenue, increase its gross profit margin and become a profitable business; Flux Power’s ability to fulfill its backlog of open sales orders due to delays in the receipt of key component parts and other potential manufacturing disruptions; Flux Power’s ability to keep up with rapidly changing technologies and evolving industry standards, including its ability to achieve technological advances; Flux Power’s dependence on the growth in demand for its products; Flux Power’s ability to compete with both peers and larger companies with far greater resources than it; Flux Power’s ability to reduce production costs of its product line through new designs, manufacturing and supply arrangements; Flux Power’s ability to shift to new suppliers and incorporate new components into its products in a manner that is not disruptive to its business; Flux Power’s ability to obtain and maintain UL Listings and OEM approvals for its energy storage solutions; Flux Power’s ability to diversify its product offerings and capture new market opportunities; Flux Power’s ability to source its needs for skilled labor, machinery, parts, and raw materials economically; Flux Power’s ability to retain and/or successfully recruit key members of its senior management team; Flux Power’s ability to diversify its customer base to reduce its current dependence on a few major customers; Flux Power’s ability to use or amend the terms of its committed equity facility; and the expense, timing and outcome of legal proceedings relating to Flux Power’s accounting practices, financial disclosures and employment policies and practices, investigations and information requests that may be initiated or that may be asserted. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct, and that Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and investors should refer to the risk factors outlined in Flux Power’s Form 10-K, 10-Qs and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected, except as required by applicable law.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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FLUX POWER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	Three months ended September 30,		Three months ended June 30,
	2026	2025	2026
Revenues	$6,758,000	$13,175,000	$8,248,000
Cost of sales	5,085,000	9,410,000	5,991,000

Gross profit	1,673,000	3,765,000	2,257,000

Operating expenses:
Selling, general and administrative	4,001,000	4,906,000	3,739,000
Research and development	631,000	1,037,000	618,000
Total operating expenses	4,632,000	5,943,000	4,357,000

Operating loss	(2,959,000)	(2,178,000)	(2,100,000)

Interest expense, net	(184,000)	(333,000)	(19,000)
Other expense, net	(27,000)	(51,000)	(193,000)

Net loss	$(3,170,000)	$(2,562,000)	$(2,312,000)

Net loss per share - basic and diluted	$(0.15)	$(0.15)	$(0.11)

Weighted average number of common shares outstanding - basic and diluted	21,621,807	16,835,698	21,441,037

FLUX POWER HOLDINGS, INC.

NON-GAAP NET LOSS ADJUSTMENTS

	(Unaudited)
	Three months ended September 30,		Three months ended June 30,
	2026	2025	2026
Net loss	$(3,170,000)	$(2,562,000)	$(2,312,000)

Non-GAAP adjustments to net loss:
Stock-based compensation	174,000	209,000	239,000
Total Non-GAAP adjustments	174,000	209,000	239,000

Non-GAAP net loss	(2,996,000)	(2,353,000)	(2,073,000)
Non-GAAP net loss per share	$(0.14)	$(0.14)	$(0.10)

FLUX POWER HOLDINGS, INC.

NON-GAAP OPERATING LOSS ADJUSTMENTS

	(Unaudited)
	Three months ended September 30,		Three months ended June 30,
	2026	2025	2026
Operating loss	$(2,959,000)	$(2,178,000)	$(2,100,000)

Non-GAAP adjustments to operating loss:
Stock-based compensation	174,000	209,000	239,000
Total Non-GAAP adjustments	174,000	209,000	239,000

Non-GAAP operating loss	$(2,785,000)	$(1,969,000)	$(1,861,000)

FLUX POWER HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	Unaudited
	September 30,	June 30,
	2026	2026
ASSETS

Current assets:
Cash	$409,000	$305,000
Accounts receivable, net of allowance for credit losses of $86,000 and $70,000 at September 30 and June 30, 2026, respectively	4,442,000	4,862,000
Inventories, net	14,434,000	14,752,000
Other current assets	1,050,000	781,000
Total current assets	20,335,000	20,700,000

Right of use assets, net	1,885,000	2,167,000
Fixed assets, net of accumulated depreciation of $2,100,000 and $2,034,000 at September 30 and June 30, 2026, respectively	439,000	476,000
Intangible assets, net of accumulated amortization of $2,574,000 and $2,459,000 at September 30 and June 30, 2026, respectively	741,000	763,000
Other assets	143,000	92,000

Total assets	$23,543,000	$24,198,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$11,258,000	$8,473,000
Accrued expenses	4,000,000	4,124,000
Line of credit	6,285,000	6,303,000
Deferred revenue	144,000	144,000
Customer deposits	32,000	31,000
Finance leases payable, current portion	27,000	52,000
Office leases payable, current portion	830,000	862,000
Accrued interest	49,000	58,000
Total current liabilities	22,625,000	20,047,000

Long term liabilities:
Finance leases payable, less current portion	16,000	19,000
Office leases payable, less current portion	1,067,000	1,274,000
Deferred revenue, less current portion	266,000	300,000

Total liabilities	23,974,000	21,640,000

Stockholders’ equity (deficit):
Preferred stock, $.001 par value; 3,000,000 shares authorized at September 30 and June 30, 2026, respectively; none issued and outstanding	-	-
Common stock, $0.001 par value; 75,000,000 shares authorized; 21,636,790 and 21,580,992 issued and outstanding at September 30 and June 30, 2026, respectively	22,000	22,000
Additional paid-in capital	116,551,000	116,370,000
Accumulated deficit	(117,004,000)	(113,834,000)
Total stockholders’ equity (deficit)	(431,000)	2,558,000
Total liabilities and stockholders’ equity (deficit)	$23,543,000	$24,198,000

FLUX POWER HOLDINGS, INC.

ADJUSTED EBITDA RECONCILIATION

	(Unaudited)
	Three Months Ended September 30,		Three Months Ended June 30,
	2026	2025	2026
Net loss	$(3,170,000)	$(2,562,000)	$(2,312,000)
Add:
Interest expense, net	184,000	334,000	193,000
Income tax provision	-	-	-
Depreciation and amortization	220,000	251,000	234,000
EBITDA	(2,766,000)	(1,977,000)	(1,885,000)
Add:
Stock-based compensation	174,000	209,000	239,000
Financing costs	26,000	55,000	23,000
Adjusted EBITDA	$(2,566,000)	$(1,713,000)	$(1,623,000)

Contacts

Media:

media@fluxpower.com

info@fluxpower.com

External Investor Relations:

Leanne Sievers

Shelton Group

flux-ir@sheltongroup.com